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                                                                 Exhibit (j)1.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 19, 2003, relating to the financial statements and financial highlights which appear in the October 31, 2003 Annual Report to Shareholders of the Frank Russell Investment Company (except for the Russell Multi-Manager Principal Protected Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Independent Auditors" and "Financial Statements" in such Registration Statement.

/s/ Pricewaterhousecoopers LLP

PRICEWATERHOUSECOOPERS LLP
Seattle, Washington
February 26, 2004